UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               __________________________________________________

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 3, 2006


                          CHARYS HOLDING COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                  0-18292                               54-2152284
         (Commission File Number)            (IRS Employer Identification No.)

  1117 PERIMETER CENTER WEST, SUITE N415
             ATLANTA, GEORGIA                             30338
      (principal executive offices)                     (Zip Code)


                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     This Current Report on Form 8-K/A is filed to report the financial information that was required to be presented as a result of the closing of a Stock Purchase Agreement having an effective date of June 5, 2006 with Crochet & Borel Services, Inc., a Texas corporation, and Troy Crochet. A copy of the Stock Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on June 8, 2006.

ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     This Form 8-K/A also contains information with respect to the modification of payment terms contained in the Stock Purchase Agreement which was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on June 8, 2006. On June 5, 2006, the registrant, Crochet & Borel Services, Inc. and Troy Crochet closed an agreement whereby Mr. Crochet sold to Charys all of the outstanding shares of Crochet & Borel Services (the "C&B Shares"). In consideration of the sale of all of the C&B Shares we agreed to pay Mr. Crochet an aggregate consideration in an amount equal to $200,100,000 (the "Base Purchase Price") by delivery of (i) cash (the "Cash Consideration") and (ii) shares ("Stock Consideration") of our common stock. On May 3, 2006, we delivered cash consideration in an amount equal to $1,000,000 and on June 5, 2006, which was the Initial Closing Date, we delivered Mr. Crochet a promissory note  in  the  amount  of  $19,000,000  (the  "Seller  Note").

     On the Final Determination Date as defined in the agreement, Charys will deliver to Mr. Crochet Cash Consideration in an amount equal to the following (the "Adjusted Balance of the Purchase Price") (A) $80,000,000 less (B) the sum of (1) the amount of any dividends paid by Crochet & Borel Services to Mr. Crochet from and after April 25, 2006, plus (2) the amount by which the audited net worth of Crochet & Borel Services as of December 31, 2005 set forth on the Final Statement of Net Worth is less than $75,000,000 (such amount being the "Final Determination Date Cash Consideration" and, collectively with the Non-Refundable Cash Consideration and the Initial Closing Cash Consideration, the "Aggregate Cash Consideration"). On August 17, 2006, Crochet & Borel Services, Inc. and Troy Crochet agreed that the due date on the Seller Note, and the due date on the payment of the Adjusted Balance of the Purchase Price, shall be extended until the earlier to occur of either (a) ten (10) months from August 17, 2006 or (b) such date as Charys has closed upon new equity or debt financing of between $175,000.00 and $200,000.00.

ITEM 9.01.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial  Statements  of  Business  Acquired.

     See  attached.

     (b)  Pro  forma  financial  information.

     See  attached.

     (c)  Exhibits.

     The  following  exhibits  are  filed  herewith:

     (c)  Exhibits.

     The  following  exhibits  are  filed  herewith:

   EXHIBIT NO.     IDENTIFICATION OF EXHIBIT
   -----------     -------------------------
      23.1         Consent of Independent Auditors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2006.             CHARYS HOLDING COMPANY, INC.


                                   By /s/ Billy V. Ray, Jr.
                                      ------------------------------------------
                                      Billy V. Ray, Jr., Chief Executive Officer

                  Charys Holding Company, Inc. and Subsidiaries

The following financial statements and pro forma financial information are filed as part of the Form 8-K/A:

Audited Financial Statements of Business Acquired as of, and for the Years Ended, December 31, 2005 and 2004:

Independent Auditors' Report
Balance Sheets
Statements of Income and Retained Earnings
Statements of Cash Flows
Notes to Financial Statements

Unaudited Financial Statements of Business Acquired as of, and for the Three Months Ended, March 31, 2006 and 2005:

Statements of Income
Statements of Cash Flows

Unaudited Pro Forma Financial Information:

Basis of Pro Forma Presentation
Pro Forma Combined Condensed Balance Sheets as of April 30, 2006 and 2005
Pro Forma Combined Condensed Statements of Operations for the Years Ended April 30, 2006 and 2005
Notes to Pro Forma Combined Condensed Financial Statements

                          Independent Auditor's Report
                          ----------------------------


To the Stockholder
Crochet & Borel Services, Inc.
Port Neches, Texas


     We have audited the accompanying balance sheets of Crochet & Borel Services, Inc. as of December 31, 2005 and 2004, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crochet & Borel Services, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                              //s// DAVIS COMPANY


July  28,  2006
Beaumont,  Texas

                         CROCHET & BOREL SERVICES, INC.
                                 BALANCE SHEETS
                                  December 31,

                                     ASSETS
                                     ------

                                                      2005           2004
                                                  -------------  ------------
CURRENT ASSETS:
---------------
  Cash                                            $  5,817,245   $     7,316
  Accounts receivable-trade, net of allowance of
    $17,500,000 and $1,476,285 respectively        170,446,753    15,202,274
  Prepaid insurance                                    163,274       183,824
  Other                                                 14,153        22,927
                                                  -------------  ------------

    Total current assets                           176,441,425    15,416,341
                                                  -------------  ------------

PROPERTY AND EQUIPMENT:
-----------------------
  Transportation equipment                             957,159       536,769
  Cleaning equipment                                 2,542,623     1,831,028
  Office furniture and equipment                       274,861       216,431
                                                  -------------  ------------
                                                     3,774,643     2,584,228
  Less accumulated depreciation                     (1,336,385)     (952,148)
                                                  -------------  ------------

    Total property, plant, and equipment             2,438,258     1,632,080
                                                  -------------  ------------

OTHER ASSETS:
-------------
  Due from related entity                                    -       258,808
  Goodwill                                              55,559        55,559
  Deposits                                              12,040         7,368
                                                  -------------  ------------

    Total other assets                                  67,599       321,735
                                                  -------------  ------------

                                                  $178,947,282   $17,370,156
                                                  =============  ============

    The accompanying notes are an integral part of these financial statements

                         CROCHET & BOREL SERVICES, INC.
                                 BALANCE SHEETS
                                  December 31,

                       LIABILITIES & STOCKHOLDER'S EQUITY
                       ----------------------------------

                                                      2005           2004
                                                  -------------  ------------
CURRENT LIABILITIES:
--------------------
  Accounts payable                                $ 97,844,003   $ 5,602,563
  Accrued liabilities                               10,703,374     1,192,681
  Lines of credit and short term notes              24,502,021     1,285,000
  Stock redemption payable                           8,971,738     1,800,000
  Current portion long-term debt/capital leases         91,214     1,138,009
                                                  -------------  ------------

    Total current liabilites                       142,112,350    11,018,253

Long-term debt, net of current portion                 401,147         4,637
Capital lease obligation, net of current portion        15,508        21,716
                                                  -------------  ------------

    Total liabilities                              142,529,005    11,044,606
                                                  -------------  ------------

STOCKHOLDER'S EQUITY:
---------------------
  Common stock, no par value; 100,000 shares
    authorized, 1,500 shares issued, 500 and
    1,000 shares outstanding, respectively               1,500         1,500
  Retained earnings                                 55,966,777    10,124,050
                                                  -------------  ------------
                                                    55,968,277    10,125,550
  Treasury stock at cost - 1,000 and 500
    shares, respectively                           (19,550,000)   (3,800,000)
                                                  -------------  ------------

    Total stockholder's equity                      36,418,277     6,325,550
                                                  -------------  ------------

                                                  $178,947,282   $17,370,156
                                                  =============  ============

    The accompanying notes are an integral part of these financial statements

                         CROCHET & BOREL SERVICES, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                            Years Ended December 31,


                                         2005           2004
                                     -------------  ------------
Revenues                             $227,500,960   $30,432,942

Cost of revenues                      149,938,357    16,951,194
                                     -------------  ------------

Gross profit                           77,562,603    13,481,748

Selling, general and administrative    28,284,314     4,118,197
                                     -------------  ------------

Operating income                       49,278,289     9,363,551

Other income (expenses):
------------------------
  Interest expense                       (423,308)     (142,150)
  Other income                             25,372        (9,118)
                                     -------------  ------------

Net income before taxes                48,880,353     9,212,283

RETAINED EARNINGS:
------------------
  Beginning of year                    10,124,050     1,054,779

  Less shareholder distributions       (3,037,626)     (143,012)
                                     -------------  ------------

  End of year                        $ 55,966,777   $10,124,050
                                     =============  ============

    The accompanying notes are an integral part of these financial statements

                         CROCHET & BOREL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                            Years Ended December 31,

                                                        2005           2004
                                                   --------------  -------------
OPERATING ACTIVITIES:
---------------------
  Net income                                          48,880,353   $  9,212,283
  Adjustments to reconcile net loss to net cash
  used for operating activities:
    Depreciation                                         387,740        295,214
    Bad debt provision                                16,023,715      1,274,651
    Changes in operating assets and liabilities:
      Accounts receivable                           (171,268,194)   (14,655,614)
      Prepaid insurance                                   20,550       (183,824)
      Other                                                4,191         73,674
      Accounts payable                                92,241,439      4,787,402
      Accrued liabilities                              9,510,694        989,765
                                                   --------------  -------------
    Net cash (used for) provided by
      operating activities                            (4,199,512)     1,793,551
                                                   --------------  -------------

INVESTING ACTIVITIES:
---------------------
  Purchase of property and equipment                  (1,199,007)      (636,836)
  Proceeds from sale of property                           5,000              -
  Payment for purchase of goodwill                             -        (55,559)
  Net advances received from related party               258,808            371
                                                   --------------  -------------
    Net cash used for investing activities              (935,199)      (692,024)
                                                   --------------  -------------

FINANCING ACTIVITIES:
---------------------
  Proceeds from long-term debt                           500,000              -
  Principal payments on debt and capital leases       (1,156,493)      (207,436)
  Borrowings on lines of credit/short term notes      29,735,000      6,954,872
  Payments on lines of credit/short term notes        (6,517,979)    (5,719,872)
  Proceeds from issuance of common stock                       -            500
  Purchase of treasury stock                          (8,578,262)    (2,000,000)
  Distributions to shareholders                       (3,037,626)      (143,012)
                                                   --------------  -------------
    Net cash provided by (used for)
      financing activities                            10,944,640     (1,114,948)
                                                   --------------  -------------

Net increase (decrease) in cash                        5,809,929        (13,421)

Cash at beginning of year                                  7,316         20,737
                                                   --------------  -------------

Cash at end of year                                $   5,817,245   $      7,316
                                                   ==============  =============

    The accompanying notes are an integral part of these financial statements

                          CROCHET & BOREL SERVICES, INC.
                             STATEMENTS OF CASH FLOWS
                             Years Ended December 31,


                                                           2005          2004
                                                       ------------  ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
--------------------------------------------------

  Cash paid during the year for:
    Interest paid                                      $   292,175   $   142,150
                                                       ============  ============


SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
-------------------------------------------------
  FINANCING ACTIVITIES:
  ---------------------

    Purchase of equipment:
      Acquisition of machinery and equipment
      through capital leases                           $         -   $    39,194
                                                       ============  ============

  Long-term debt refinancing:
    Refinancing of a previous line of credit and other
      term loans into one term note                    $         -   $ 1,283,492
                                                       ============  ============

  Stock redemption of former shareholder(s):
    Purchase 500 shares of stock from former
      shareholder(s)                                   $15,750,000   $ 3,800,000
    Less redemption payable assumed by company          (8,971,738)   (1,800,000)
                                                       ------------  ------------

      Purchase of treasury stock                       $ 6,778,262   $ 2,000,000
                                                       ============  ============

    The accompanying notes are an integral part of these financial statements

                         CROCHET & BOREL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The summary of significant accounting policies of Crochet & Borel Services, Inc. (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of these financial statements.


     Nature  of  business
     --------------------
     Crochet & Borel Services, Inc. was formed on December 12, 1995, and has since grown into a nationally recognized leader in the catastrophe restoration service industry. These services include fire and water restoration, content and document restoration, and other related services such as mold remediation, air duct cleaning and asbestos abatement. The Company's main facility is headquartered in Port Neches, Texas, with other offices located in Houston, Austin, and Lake Charles, Louisiana.

     Revenue  and  Cost  Recognition
     -------------------------------
     For financial reporting, the Company recognizes income and expenses on the accrual method of accounting. Under this method, revenue is recognized when earned and expenses when incurred.

     Accounts  Receivable
     --------------------
     The Company extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated risk by performing credit checks and actively pursuing past due accounts. The allowance for doubtful accounts is established through a provision for bad debt charged to expense. The charge to operations is based on management's evaluation of the accounts receivable portfolio, including such factors as the volume and character of receivables outstanding, past loss experience, and general economic conditions. Bad debt expense for the years ended December 31, 2005 and 2004 was $16,055,012 and $1,407,875 respectively.

     Use  of  Estimates
     ------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
     Significant estimates made by management include, among others, the realization of accounts receivable and the allowance for doubtful accounts. Due to uncertainties inherent in the insurance industry, and uncertainties in dealing with large loss commercial contracts, it is at least reasonably possible that the allowance for doubtful accounts as a material estimate, in total or on an individual bases, will be subject to short-term fluctuations. Accordingly, actual results could differ from those estimates.

     Income  Taxes
     -------------
     The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. A corporate level income and franchise tax is imposed on the corporation in certain states in which the company operates. A provision for these taxes has been recorded.

     Property  and  Equipment
     ------------------------
     Property and equipment are recorded at cost. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. When items of property or equipment are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations. Depreciation charged to operations for the years ended December 31, 2005 and 2004 was $387,740 and $295,214, respectively.

     Compensated  Absences
     ---------------------
     Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

     Goodwill
     In accordance with Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangibles, goodwill is not amortized since it has an indefinite life. Instead, it is tested annually for impairment. During the years ended December 31, 2005 and 2004, there were no changes in the carrying amount of goodwill.

     Advertising
     -----------
     The  Company  charges  the  costs  of  advertising  to expense as incurred.

     Cash  and  Cash  Equivalents
     ----------------------------
     For purposes of the statement of cash flows, cash includes amounts on hand and amounts on deposit at financial institutions.

NOTE  2  -  LINES  OF  CREDIT

     The Company has available a $10,000,000 line of credit with Texas State Bank, interest is due monthly at a rate of 1% over prime lending rate on the outstanding balance with principal due April 21, 2006. The note is secured by business equipment and general assets of the Company and is guaranteed by the stockholders. Principal balance outstanding at December 31, 2005 and 2004 is $9,502,021 and $100,000, respectively.

     The Company also has available a $5,000,000 line of credit with Texas State Bank, interest is due monthly at a rate of 1% over prime lending rate on the outstanding balance with principal due at April 15, 2006. The note is secured by business equipment and general assets of the Company and is guaranteed by the stockholders. Principal balance outstanding at December 31, 2005 is $5,000,000.

     In addition, for the year ended December 31, 2004, the Company had available a $1,500,000 line of credit with Texas State Bank, with interest due monthly at a rate of 1% over prime lending rate on the outstanding balance with principal due March 14, 2005. The note was secured by business equipment and general assets of the Company and is guaranteed by the stockholders. Principal balance outstanding at December 31, 2004 was $1,185,000.

NOTE  3  -  SHORT-TERM  NOTES

     The Company entered into two short-term notes, the purpose which was to support the increased work load along the Gulf Coast as a result of Hurricanes Katrina and Rita.

     Short-term  note  due  January  16,  2006
     -----------------------------------------
     The first note is with Texas State Bank with interest due monthly at the prime lending rate plus 2% on the unpaid principal balance. The loan is secured by previously executed security instruments of the Company and assignments of life insurance on the shareholders. Principal balance outstanding at December 31, 2005 is $5,000,000.

     Short-term  note  due  January  17,  2006
     -----------------------------------------
     The second note is also with Texas State Bank with interest due monthly at the prime lending rate plus 2% on the unpaid principal balance. The loan is secured by previously executed security instruments of the Company and assignments of life insurance on the shareholders. Principal balance outstanding at December 31, 2005 is $5,000,000.


NOTE  4  -  LONG-TERM  DEBT

     Notes payable are as follows for the years ended December 31, 2005 and 2004:

     Note payable to Texas State Bank,
     payable in monthly installments of
     $25,000, including interest at prime
     plus 1% through March 2005 at which
     time the unpaid principal balance is
     due in full, collateralized by equipment.             $1,118,530

     Note payable to Texas State Bank,
     payable in monthly installments of
     $624, including interest at 7%
     through September 2006,
     collateralized by equipment.                              12,359

     Note payable to Texas State Bank,
     payable in monthly installments of
     $10,107, including interest at 8.5%
     through October 2010, collateralized
     by equipment.                               $486,153
                                                 --------  ----------

     Total long-term debt                         486,153   1,130,889
     Less current portion of long-term debt        85,006   1,126,252
                                                 --------  ----------

     Total long-term debt                        $401,147  $    4,637
                                                 ========  ==========

Maturities of long-term debt are as follows for the year ended December 31:

     2006                 $ 85,006
     2007                   92,520
     2008                  100,698
     2009                  109,598
     2010                   98,331
                          --------

         Total            $486,153
                          ========

NOTE  5  -  RELATED  PARTY  TRANSACTIONS

     Operating  lease  Port  Neches
     ------------------------------
     The Company leases its offices and main warehouse facilities on a month-to-month basis from B&C Enterprises, Ltd., a partnership owned by the shareholder and former shareholder. Amounts charged to rent expense were $62,200 and $25,500 for the years ended December 31, 2005 and 2004, respectively.

     Operating  lease  New  Orleans
     ------------------------------
     The Company leases warehouse and yard facilities on a month-to-month basis from Rita-Kat, Ltd., a partnership in which the shareholder is part owner. Amounts charged to rent expense were $21,666 for the year ended December 31, 2005.

     Note  receivable  related  entity
     ---------------------------------
     The Company has advanced funds to BCP Diversified, Ltd. and B&C Enterprises, Ltd., which are related by common ownership. At December 31, 2004 the amounts due the Company was $253,872 and $4,936 from each BCP
     Diversified, Ltd. and B&C Enterprises, Ltd., respectively. There were no amounts due the Company as of December 31, 2005.

NOTE  6  -  ASSET  ACQUISITIONS

     On June 30, 2004, the Company entered into an asset purchase agreement with Stefek Restoration Services, Inc. (an Austin based Texas Corporation) to purchase all of the assets of the business for $235,000. The purchase price was allocated as follows:

          Goodwill                                  $ 55,559
          Accounts receivable                         79,441
          Office furniture and equipment              32,001
          Cleaning equipment                          67,999
                                                    --------

                                                    $235,000
                                                    ========

     The acquisition was complete and paid in full in 2004.

NOTE 7 - STOCK REDEMPTIONS

     Issuance of common stock
     ------------------------
     Effective July 1, 2004, the Company authorized and issued an additional 500 shares of common stock to a third shareholder.

     First  shareholder  redemption
     Effective November 30, 2004, the Company purchased five-hundred shares of treasury stock from the shareholder referenced above for a total purchase price of $3,800,000. Of this purchase price, $2,000,000 was paid in cash with the remainder in the form of a note due January 31, 2005. The $1,800,000 portion of the purchase that was in the form of a note represents a noncash financing activity for the purposes of the statement of cash flows.

     Second  shareholder  redemption
     Effective June 30, 2005, the Company purchased five-hundred shares of treasury stock from a shareholder for a total purchase price of $15,750,000. Of this purchase price $6,778,262 was paid in cash with the remainder in the form of a note due June 30, 2006. The $8,971,738 portion of the purchase that was in the form of a note represents a noncash financing activity for the purposes of the statement of cash flows. The final payment was made to shareholder on June 4, 2006.

NOTE 8 - SUBSEQUENT EVENTS

     On June 5, 2006 the Company entered a stock purchase agreement with Charys Holding Company, Inc. (a Delaware corporation) whereby Charys Holding Company, Inc. will purchase all of the outstanding shares of the Company's stock. The agreement has an effective date of May 1, 2006 and is expected to be fully consummated by approximately August 15, 2006.

NOTE 9 - CHANGE IN ACCOUNTING METHOD FOR TAX REPORTING

     Effective January 1, 2004, the shareholders applied for a change in Accounting Method to an overall accrual method for tax reporting purposes. As a result of the change to an overall accrual method of accounting, the Company is obligated under IRC Sec. 481(a) to recognize $1,123,328 of taxable income over the next four years on their corporate tax return which will not be reflected on the Company's financial statements; this annual adjustment otherwise known as the net section 481(a) adjustment. The Company recognized $280,832 on both their 2004 and 2005 Form 1120S U.S. Corporation Income Tax Return with the balance due in equal installments over the next two years.


NOTE  10  -  LITIGATION  AND  CLAIMS

     The Company has litigation arising from the normal course of business. In management's opinion, the outcome of any such litigation will not materially affect the Company's financial condition. Nevertheless, due to uncertainties in the settlement process, it is at least reasonably possible that management's view of the outcome could change materially in the near term.

     Pending or Threatened Litigation, Claims, and Assessments
     ---------------------------------------------------------
     LVI Environmental Services of New Orleans, Inc. v. The Parish of Jefferson, Certified Cleaning & Restoration, Inc. & C&B Services, Inc. Civil Action No. 631-328, Div. "A," 24th Judicial District Court for the Parish of Jefferson, Louisiana.

     LVI Environmental Services of New Orleans, Inc. v. The Jefferson Parish School Board, Certified Cleaning & Restoration, Inc. & C&B Services, Inc. Civil Action No. 633-453, Div. "M," 24th Judicial District Court for the Parish of Jefferson, Louisiana.

     In each of these lawsuits filed on May 12, 2006 and July 17, 2006, respectively, plaintiff has filed a petition to secure payment for services performed in the amount of $4,615,209 and $2,381,111, respectively. As described in the petitions, Certified Cleaning & Restoration, Inc. (Certified) contracted with Jefferson Parish and Jefferson Parish School Board, respectively, whereby Certified was to provide remediation services to address the damages caused by Hurricanes Katrina and Rita. Certified then sub-contracted with the Company whereby the Company was to perform some of Certified's obligations to each Jefferson Parish and Jefferson Parish School Board. The Company then sub-contracted with LVI Environmental Services of New Orleans, Inc. (LVINO) whereby LVINO was to provide various services for the Company in furtherance of the Company's contract with Certified.

     Unasserted  Claims  and  Assessments
     Certified has alleged that it is entitled to a ten percent (10%) commission in connection with certain restoration work performed by the Company pursuant to an oral agreement. Management of the Company has vigorously resisted this claim by Certified and plans to continue to do so.

NOTE  10  -  LITIGATION  AND  CLAIMS  (CONTINUED)

     In  summary
     Additionally, the Company, during the course of their business dealings with Certified has performed work on nineteen different building restoration projects and is currently owed approximately $20,906,875 from Certified for work performed in 2005. The above referenced legal proceedings, both asserted and unasserted, being linked together, have caused delay in the collections and payments of these accounts receivables. The Company's legal counsel has advised that, at this stage of the proceedings they cannot accurately predict the likelihood of an unfavorable outcome or the amount or range of potential loss or adjustment, if any. Accordingly, no adjustment that may result from resolution of these uncertainties has been made in the accompanying financial statements. However, it is reasonably possible that as these complaints proceed, a change in management's estimate will occur as to the likelihood of an unfavorable or favorable outcome.

NOTE  11  -  CONCENTRATIONS  OF  CREDIT  RISK

     Cash  in  banks
     ---------------
     The Company maintains its cash deposits and accounts at commercial banks. At times, account balances may exceed federally insured limits. The company has not experienced any losses on these accounts, and management believes the company is not exposed to any significant risk on cash accounts.

     Accounts  receivable
     The Company grants credit primarily to commercial customers located along the Gulf Coast and Eastern United States. These customers rely, in large part, on insurance claims and the federal government to pay for the services provided by the Company. As such, these claims are subject to contractual adjustments, with the remaining balance to be paid by the customer. The Company believes their accounts receivable have been reduced to net realizable value, however, actual collections may differ from the estimated amounts due.

     Significant  customers
     Sales to the Company's five largest customers totaled $118,058,988 for the year ended December 31, 2005, representing approximately 52% of the Company's total sales during the year. Included in accounts receivable from these customers was $85,977,385, or approximately 47% of total accounts receivable at December 31, 2005.

NOTE  11  -  CONCENTRATIONS  OF  CREDIT  RISK  (CONTINUED)

     Major  suppliers  of  labor  and  material
     Purchases from the Company's five largest vendors totaled $140,435,906 for the year ended December 31, 2005, representing approximately 94% of the labor and materials used by the Company. The Company's accounts payable to these vendors was approximately $78,222,254 at December 31, 2005. Management believes no risk is present under this arrangement due to other suppliers being readily available.

NOTE 12 - SIGNIFICANT SOURCES OF REVENUES

     The Company derives a large portion of its revenues from catastrophic events, mainly from hurricanes and tropical storms. For the years ended December 31, 2005 and 2004, approximately 98% and 80%, respectively, of the Company's revenues were generated from these storm related events.

NOTE  13  -  OPERATING  LEASES

     The Company has various lease arrangements for its warehouses and office facilities. As indicated in Note 5, certain of these arrangements are with related entities and other affiliates owned by the shareholders.

     Future minimum rental payments under these operating leases are as follows for the years ended December 31,

          2006                  $145,225
          2007                    56,009
                                --------

               Total            $201,234
                                ========

     Total rent expense under operating leases for the year ended December 31, 2005 and 2004 was $149,380 and $102,383, respectively.

     The Company leases their fleet of vehicles under an operating lease that requires monthly payments. Auto lease expense under this agreement was $418,244 and $346,595 for the years ended December 31, 2005 and 2004, respectively.

NOTE  14  -  CAPITAL  LEASES

     The Company leased certain equipment under various noncancelable capital leases at interest rates ranging from 6.1% to 19.9%. Future minimum lease payments required under capital leases as December 31, 2005 are as follows:

     Year ended December 31,
         2006                                     $ 7,346
         2007                                       5,972
         2008                                       5,972
         2009                                       4,977
                                                  -------

     Total minimum lease payments                  24,267

     Less amount representing interest              2,551
                                                  -------

     Present value of net minimum lease payments   21,716
     Less current portion                           6,208
                                                  -------

     Long-term capital lease obligation           $15,508
                                                  =======

     As of December 31, 2005 and 2004, the Company's equipment purchased under noncancelable capital leases had a net book value of $31,858 and $37,458 respectively. Amortization expense for assets purchased under capital leases is included in depreciation expense.

NOTE 15 - RETIREMENT PLAN

     The Company sponsors a savings incentive match plan (SIMPLE) covering substantially all of its employees. The Company contributed 3% of the compensation of participating employees, which amounted to $29,544 and $17,876 for the year ended December 31, 2005 and 2004, respectively.

NOTE 16 - BONUSES PAYABLE

     Year  ended  December  31,  2005
     The Company maintains an unwritten profit sharing arrangement with its key employees. For the year ended December 31, 2005, the Company has accrued estimated bonuses payable in the amount of $5,500,000.

     Year  Ended  December  31,  2004
     Bonuses payable for the year ended December 31, 2004 was $420,000 and was paid in 2004.

NOTE 17 - RECLASSIFICATIONS

     Certain balances in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

                         CROCHET & BOREL SERVICES, INC.
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                                                  Three Months Ended March 31,
                                               ---------------------------------
                                                     2006              2005
                                               -----------------  --------------
Net revenues                                   $      4,528,927   $    7,015,965
Cost of revenues                                      5,050,701        3,701,921
                                               -----------------  --------------
  Gross profit                                         (521,774)       3,314,044
                                               -----------------  --------------

Selling, general and administrative expenses          1,040,327        1,178,417
Depreciation expense                                     95,500           84,408
Interest expense                                        376,841           38,241
Other (income) expense, net                                (260)           4,252
                                               -----------------  --------------
                                                      1,512,408        1,305,318
                                               -----------------  --------------

Net (loss) income before income taxes                (2,034,182)       2,008,726

Income tax expense (benefit)                                  -                -

                                               -----------------  --------------
Net (loss) income                              $     (2,034,182)  $    2,008,726
                                               =================  ==============

See notes to unaudited consolidated condensed statements of operations and cash flows.

                           CROCHET & BOREL SERVICES, INC.
                   CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                     Three months Ended March 31,
                                                  ----------------------------------
                                                        2006              2005
                                                  -----------------  ---------------
Cash Flows From Operating Activities:
-------------------------------------
Net (loss) income                                 $     (2,034,182)  $    2,008,726
  Depreciation expense                                      95,500           84,408
  Net change in operating assets and liabilities         2,021,172          543,714
                                                  -----------------  ---------------
    Net cash provided  by operating activities              82,490        2,636,848
                                                  -----------------  ---------------

Cash Flows From Investing Activities:
-------------------------------------
  Purchase of property and equipment                        (6,054)         (13,211)
                                                  -----------------  ---------------
    Net cash used in investing activities                   (6,054)         (13,211)
                                                  -----------------  ---------------

Cash Flows From Financing Activities:
-------------------------------------
  Net repayments of debt obligations                    (1,589,139)      (1,044,295)
                                                  -----------------  ---------------
    Net cash used by financing activities               (1,589,139)      (1,044,295)
                                                  -----------------  ---------------

Net (decrease) increase in cash                         (1,512,703)       1,579,342

Cash, beginning of period                                5,817,245         (790,836)
                                                  -----------------  ---------------

Cash, end of period                               $      4,304,542   $      788,506
                                                  =================  ===============

See notes to unaudited consolidated condensed statements of operations and cash flows.

                         CROCHET & BOREL SERVICES, INC.
  NOTES TO UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND CASH
                                      FLOWS
                   THREE MONTHS ENDED MARCH 31, 2006 AND 2005


1.  Basis  of  Financial  Statement  Presentation

The accompanying unaudited consolidated condensed statements of operations and cash flows of Crochet & Borel Services, Inc. (the "Company") for the three months ended March 31, 2006 and 2005 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements for the years ended December 31, 2005 and 2004. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results of the Company that may be expected in future periods.


                  CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Basis  of  Presentation
-----------------------
On June 5, 2006, with an effective date of May 1, 2006, Charys Holding Company, Inc. ("Charys" or the "Company") acquired 249 shares the total 500 outstanding capital shares of Crochet & Borel Services, Inc. ("C&B") from Troy Crochet ("Seller") in an initial closing ("First Closing"). As of the First Closing, the initial purchase consideration totaled $70 million, for which Charys paid $1 million in cash, executed a $19 million promissory note with the Seller, and issued 4 million common shares valued at $50 million. For the purpose of establishing the purchase price, the shares issued were valued at $12.50 per share, reflecting the guaranteed "make-whole" share value provision in the Purchase Agreement. On June 16, 2006, the Company acquired the remaining 251 outstanding common shares of C&B, for which Charys incurred an additional liability to Seller of $40 million based on the net worth adjustment defined in the Purchase Agreement. This liability is to be settled in cash on the Final Determination Date as defined in the Purchase Agreement. The Company also has a contingent liability to pay up to a further $17.5 million in consideration, depending upon the extent that C&B is successful in recovering accounts receivable identified as doubtful at December 31, 2005. A more detailed description of the C&B acquisition may be found in the Current Report on Form 8-K filed by the Company on June 8, 2006 and in the 2006 Annual Report on Form 10-KSB filed on August 23, 2006.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed date, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The unaudited pro forma combined condensed balance sheet is based on the Company's historical balance sheet and the financial statements of C&B appearing elsewhere in this report, and has been prepared to reflect the Company's acquisition of C&B as of April 30, 2006. The unaudited combined condensed pro forma statement of operations is based on the Company's historical statements of operations and the financial statements of C&B, and combines the Company's results of operations and C&B for the year ended April 30, 2006, as if the C&B acquisition occurred on May 1, 2005. These pro forma unaudited combined condensed financial statements should be read in conjunction with the Company's historical financial statements and notes thereto, and the financial statements of C&B included elsewhere in this report.

                                           CHARYS HOLDING COMPANY, INC AND SUBSIDIARIES
                                     PRO FORMA COMBINED CONDENSED BALANCE SHEETS (UNAUDITED)

                                                                        Historic
                                                           -----------------------------------              Pro Forma
                                                            Charys Holding    Crochet & Borel   ---------------------------------
                                                            Company, Inc.     Services, Inc.
                                                            April 30, 2006    April 30, 2006     Adjustments          Combined
                                                           ----------------  -----------------  -------------       -------------
ASSETS

Current assets:
  Cash and cash equivalents                                $     1,355,146   $      1,192,319   $                   $  2,547,465
  Accounts receivables, net of allowance for
    doubtful accounts                                           10,282,560        144,479,708      7,500,000   a     162,262,268
  Costs and estimated earnings in excess of billings
    on uncompleted
    contracts, net of contract loss provision                    1,677,591                  -                          1,677,591
  Prepaid expenses                                               2,869,642             32,670                          2,902,312
  Other current assets                                           1,681,357                  -                          1,681,357
                                                           ----------------  -----------------  -------------       -------------
      Total current assets                                      17,866,296        145,704,697      7,500,000         171,070,993
                                                           ----------------  -----------------  -------------       -------------

                                                           ----------------  -----------------  -------------       -------------
Property and equipment, net of accumulated depreciation          9,410,184          2,324,845              -          11,735,029
                                                           ----------------  -----------------  -------------       -------------

Other assets:
  Goodwill                                                      20,061,917             55,559    111,781,304   b     131,898,780
  Amortizable intangible assets - customer relationships,
    net of accumulated amortization                              6,772,259                  -                          6,772,259
  Financing costs, net of accumulation amortization              1,821,094                  -                          1,821,094
  Other non-current assets                                       2,769,047             12,041                          2,781,088
                                                           ----------------  -----------------  -------------       -------------
      Total other assets                                        31,424,317             67,600    111,781,304         143,273,221
                                                           ----------------  -----------------  -------------       -------------

          Total assets                                     $    58,700,797   $    148,097,142   $119,281,304        $326,079,243
                                                           ================  =================  =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                         $    10,681,114   $     75,050,429   $                   $ 85,731,543
  Accrued expenses                                               7,605,535          9,188,830                         16,794,365
  Accrued acquisition costs                                      3,441,820                  -     40,454,587   b      43,896,407
  Billings in excess of costs and estimated earnings on
    uncompleted contracts                                          786,153                  -                            786,153
  Deferred revenue                                               1,824,428                  -                          1,824,428
  Short-term borrowings                                         18,318,715         31,487,699     19,000,000   b      68,806,414
  Current portion of long-term debt                              1,795,215             91,214                          1,886,429
                                                           ----------------  -----------------  -------------       -------------
        Total current liabilities                               44,452,980        115,818,172     59,454,587         219,725,739

Long-term debt                                                   5,985,803            380,687                          6,366,490

                                                           ----------------  -----------------  -------------       -------------
          Total liabilities                                     50,438,783        116,198,859     59,454,587         226,092,229
                                                           ----------------  -----------------  -------------       -------------

Shareholders' equity:
  Preferred stock; $0.001 par value; 5,000,000 shares
    authorized, 1,900,000 shares issued and outstanding
      Series A                                                       1,000                  -                              1,000
      Series B                                                         400                  -                                400
      Series C                                                         500                  -                                500
  Common stock, $0.001 par value; 300,000,000 shares
    authorized, 17,069,804 shares issued and outstanding            17,070                  -          7,258   b          24,328
  Common stock,  no par value; 100,000 shares authorized,
    1,500 shares issued, 500 shares outstanding                          -              1,500         (1,500)  b               -
  Additional paid-in capital                                    14,478,024                  -     91,717,742   b     106,195,766
  (Accumulated deficit)/retained earnings                       (6,234,980)        51,446,783    (51,446,783)  b      (6,234,980)
  Treasury stock, 1,000 shares                                           -        (19,550,000)    19,550,000   b               -
                                                           ----------------  -----------------  -------------       -------------
    Total shareholders' equity                                   8,262,014         31,898,283     59,826,717          99,987,014
                                                           ----------------  -----------------  -------------       -------------

          Total liabilities and shareholders' equity       $    58,700,797   $    148,097,142   $119,281,304        $326,079,243
                                                           ================  =================  =============       =============

See notes to unaudited pro forma combined condensed financial statements

                                         CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
                              NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                          CHARYS HOLDING COMPANY, INC AND SUBSIDIARIES
                               PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                     Historic
                                                         -----------------------------------
                                                          Charys Holding    Crochet & Borel
                                                          Company, Inc.     Services, Inc.               Pro Forma
                                                          Twelve Months      Twelve Months    ---------------------------------
                                                              Ended              Ended        -------------       -------------
                                                          April 30, 2006    March 31, 2006     Adjustments          Combined
                                                         ----------------  -----------------  -------------       -------------
Net revenues                                             $    48,570,912   $    225,013,922                       $273,584,834
Cost of revenues                                              38,608,211        151,298,229                        189,906,440
                                                         ----------------  -----------------  -------------       -------------
  Gross profit                                                 9,962,701         73,715,693                         83,678,394
                                                         ----------------  -----------------  -------------       -------------

Operating expenses:
  General and administrative                                   9,389,448         28,146,224                         37,535,672
  Depreciation and amortization                                1,703,138                  -                          1,703,138
                                                         ----------------  -----------------  -------------       -------------
    Total operating expenses                                  11,092,586         28,146,224                         39,238,810
                                                         ----------------  -----------------  -------------       -------------

                                                         ----------------  -----------------  -------------       -------------
        (Loss) income from continuing operations              (1,129,885)        45,569,469                         44,439,584
                                                         ----------------  -----------------  -------------       -------------

Other income (expense):
  Gain on debt retirement                                      1,596,355                  -                          1,596,355
  Gain on sale of property and equipment, net                    108,651                  -                            108,651
  Interest expense                                            (1,900,823)          (761,908)                        (2,662,731)
  Other income (expense), net                                   (301,241)            29,884                           (271,357)
                                                         ----------------  -----------------  -------------       -------------
    Total other income (expense)                                (497,058)          (732,024)                        (1,229,082)
                                                         ----------------  -----------------  -------------       -------------

        Net income (loss)  from continuing operations,
          before income taxes                                 (1,626,943)        44,837,445                         43,210,502

Income tax expense                                                     -                  -     14,758,815   c      14,758,815
                                                         ----------------  -----------------  -------------       -------------

        Net income (loss) from continuing operations          (1,626,943)        44,837,445    (14,758,815)         28,451,687
                                                         ----------------  -----------------  -------------       -------------

Discontinued operations:
    Loss from discontinued operations                            (31,266)                 -                            (31,266)
    Gain on disposal of discontinued operations                  229,044                  -                            229,044
                                                         ----------------  -----------------  -------------       -------------

        Income from discontinued operations, net of
          income taxes                                           197,778                  -                            197,778
                                                         ----------------  -----------------  -------------       -------------

Net (loss) earnings                                      $    (1,429,165)  $     44,837,445   $(14,758,815)       $ 28,649,465
                                                         ================  =================  =============       =============

Per share data - basic
  Net (loss) earnings                                    $            (0)                                         $          2
                                                         ================                                         =============
  Weighted average common shares outstanding                  11,034,626                                            18,292,626
                                                         ================                                         =============

Per share data - diluted
  Net (loss) earnings                                    $            (0)                                         $          1
                                                         ================                                         =============
  Weighted average common shares outstanding                  11,034,626                                            26,137,903
                                                         ================                                         =============


See notes to unaudited pro forma combined condensed financial statements.

1.   Pro  Forma  Adjustments:

(a) Represents net adjustments relating to the fair value assessment and allocation of C&B assets purchased and liabilities assumed by the Company.

(b) Represents effects of the excess of purchase price over net assets acquired, as follows:

Consideration paid                                            $ 91,725,000
Promissory note to Seller                                       19,000,000
Additional acquisition liability to Seller                      40,062,848
Accrued acquisition costs                                          118,220
Shares issued to consultants                                       273,519

                                                              -------------
  Total purchase price                                         151,179,587
                                                              -------------

Net assets acquired, excluding debt assumed                     70,830,423
C&B debt assumed                                               (31,487,699)
                                                              -------------
  Net assets acquired                                           39,342,724
                                                              -------------

Excess of purchase price over net assets aquired               111,836,863
Estimated allocation of excess purchase price to amortizable
  intangible assets                                                      -
                                                              -------------

Goodwill                                                      $111,836,863
                                                              =============

The extent to which the excess purchase price over the net assets acquired may represent acquired amortizable intangible assets cannot be reasonably determined by the Company at this time. Thus, no allocation of any excess purchase price to amortizable intangible assets has been made in the accompanying pro forma information. The Company will obtain an independent valuation to determine the existence of amortizable intangible asset value and carrying life, and make adjustments to these allocations as necessary based on the results of that valuation. The results of that valuation, in terms of intangible asset amortization expense, could have a material effect on the 2006 pro forma results of operations.

(c) C&B was an S-corporation for taxation purposes until the effective date of the acquisition on May 1, 2006. Upon acquisition by Charys, it is no longer eligible for S-corporation treatment. Thus, for the purpose of the pro forma statement of operations for the year ended April 30, 2006, C&B is depicted as if it were a taxable C-corporation as of the beginning of this period.

2.  Per  Share  Information:

Basic and diluted net earnings or loss per share for the year ended April 30, 2006 were computed using the historic weighted average shares of the Company's outstanding common stock, plus 7,258,000 common shares issued to the Seller and 215,369 common shares issued for acquisition-related services.